Exhibit 10.41 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into by and between Zai Lab (US) LLC (the “Company”), and Rafael G. Amado (the “Employee”) as of the date set forth below, to be effective as set forth herein. RECITALS The Company and its Affiliates are engaged in the business of researching, developing, manufacturing, and commercialization of drug products in the pharmaceutical industry, including without limitation the sales and marketing of both small molecule and large molecule therapeutics (the “Business Of The Group”), and the Employee is qualified to engage in providing services in support of the Business Of The Group as contemplated under this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. EMPLOYMENT. Effective as of December 30, 2022 (the “Effective Date”), the Company agrees to employ the Employee and the Employee agrees to commence employment with the Company. The period beginning on the Effective Date and ending on the date the Employee’s employment under this Agreement is terminated (as set forth in Section 4, Section 5, Section 6, Section 7 and Section 8) is referred to herein as the “Employment Period”. 1.1 Employment by Company. The Company agrees to employ the Employee as the President, Head of Global Oncology Research and Development of the Company reporting to the Chief Executive Officer of the Company. In addition, the Employee shall serve as the President, Head of Global Oncology Research and Development of Zai Lab Limited, a limited liability company incorporated under the laws of the Cayman Islands and the ultimate parent corporation of the Company (the “Parent Company”) without further compensation. The Employee agrees to render such services and to perform such duties and responsibilities as are normally associated with and inherent in the aforementioned roles and the capacities in which the Employee is employed, as well as such other duties and responsibilities as shall from time to time be assigned to the Employee by the Chief Executive Officer of the Company. 1.2 Acceptance of Employment. The Employee accepts such employment set out in Section 1.1 and agrees to faithfully perform and render the services required of the Employee under this Agreement through execution of this Agreement and the Compliance Agreement, attached as Exhibit A to this Agreement. Except for reasonable vacations and absences due to temporary illness, and activities that may be mutually agreed to by the parties, the Employee shall devote his entire time, attention and energies during normal business hours and such evenings and weekends as may be reasonably required for the discharge of his duties to the Business of The Group, and the performance of the Employee’s duties and responsibilities under this Agreement. 1.3 Positions with Affiliates. If requested by the Company, the Employee agrees to serve without additional compensation if elected, nominated or appointed as an officer and/or

2 director of the Company, the Parent Company and any of the subsidiaries or affiliates of the Company or the Parent Company (collectively, “Affiliates”) and in one or more executive offices of any of the Affiliates. 1.4 Conflicts of Interest. The Employee has reviewed with the board of directors of Zai Lab Limited (the “Board”) the present directorships, ownership (legal and beneficial, direct and indirect) interests and other positions or roles held by the Employee or his associate(s). The Employee agrees to review with the Board any potential directorships, ownership (legal and beneficial, direct and indirect) interests and other positions or roles with business organizations or arrangements before Employee takes upon such engagement or ownership. Except as otherwise permitted by this Agreement or the Compliance Agreement, the Employee or his associate(s) is precluded from owning an interest (legal and beneficial, direct and indirect) in another company or serving as an employee, director, consultant, advisor or member of such another company that may be directly competitive or directly in conflict with the Company or the Parent Company until such interest is presented to the Board and the Board consents to such interest or employment. 1.5 Compliance with Policies. The Employee agrees that, while employed by the Company, he will comply with all Company policies, practices and procedures and all codes of ethics or business conduct applicable to his position, as in effect from time to time. 2. PLACE OF PERFORMANCE. The Employee shall be based in the greater San Francisco area; provided that it is expected that part of the Employee’s duties will include routine travel to the Company’s affiliate sites in Cambridge, Massachusetts and Shanghai, China. In addition, the Company or the Parent Company may require that the Employee travel in furtherance of the Business of the Group, to the extent necessary and/or substantially consistent with the then present business travel obligations of employees at substantially the same service level as the Employee. Should Employee agree in the future to relocate from San Francisco to Cambridge, Massachusetts, the location of the Company's U.S. headquarters, the Company shall reimburse Employee for all reasonable expenses incurred by Employee in relocating to Cambridge. 3. COMPENSATION BENEFITS AND EXPENSE REIMBURSEMENTS. 3.1 Base Salary. In consideration for the agreement of the Employee to be employed under this Agreement, during the Employment Period, the Employee shall receive from the Company an annual base salary (“Base Salary”) of US$620,000, which will be pro- rated for the Employee’s period of service as President, Head of Global Oncology Research and Development in 2022. This Base Salary, and all other compensation and reimbursement under the Agreement, may be provided through a professional employer organization. The Base Salary to be paid to the Employee will be subject to reduction for payroll tax withholdings and deductions legally required (if any) or such other deductions properly and reasonably authorized by the Employee. The Company (or a professional employer organization, as applicable) shall pay such Base Salary in accordance with its standard payroll procedures. The Employee’s Base Salary will be subject to annual review and any merit increase adjustments will be made based upon the Company’s normal performance review practices for executive employees of the Company. 3.2 Equity Incentives.

3.2.1 Stock Options. Subject to the approval of the Board (or the Compensation Committee thereof) and the Employee's execution of the applicable award agreement, the Employee shall, on the Effective Date, be granted an option to purchase 183,700 American Depositary Shares (“ADSs”) (the “Option”) with an exercise price equal to the fair market value of an ADS on the date of grant in accordance with the Zai Lab Limited 2022 Equity Incentive Plan (as it may be amended from time to time, the “Plan”). The Option shall vest annually beginning on the anniversary of the Option grant date, which vesting shall be ratable over five years, subject to the Employee providing continuous full-time services to the Company under this Agreement on the date of grant of the Option and through each applicable vesting date. The Option will be subject to the terms, definitions and provisions of the Plan, the stock option agreement to be entered into by and between the Employee and the Parent Company, any other applicable shareholder and/or option holder agreements, and any other restrictions and/or limitations generally applicable to the equity of the Parent Company or equity awards held by Company executives or otherwise imposed by law. 3.2.2 Restricted Share Units. Subject to the approval of the Board (or the Compensation Committee thereof) and the Employee's execution of the applicable award agreement, the Employee shall, on the Effective Date, be granted restricted share units representing 105,000 ADSs (the “Restricted Share Units”), which shall vest annually beginning on the anniversary of the Restricted Share Units grant date, which vesting shall be ratable over five years, subject to the Employee providing continuous full-time services to the Company under this Agreement on the date of grant of the Restricted Share Units and through each applicable vesting date. The Restricted Share Units shall be settled for ADSs upon vesting. The Restricted Share Units will be subject to the terms, definitions and provisions of the Plan, the restricted share units award agreement to be entered by and between the Employee and the Parent Company, any other applicable shareholder and/or option holder agreements, and any other restrictions and/or limitations generally applicable to the equity of the Parent Company or equity awards held by Company executives or otherwise imposed by law. 3.2.3 Special Restricted Share Units. Subject to the approval of the Board (or the Compensation Committee thereof) and the Employee's execution of the applicable award agreement, the Employee shall, on the Effective Date, be granted special restricted share units representing 21,000 ADSs (the “Special Restricted Share Units”), which shall fully vest on the first anniversary of the Special Restricted Share Units grant date, subject to the Employee providing continuous full-time services to the Company under this Agreement. The Special Restricted Share Units shall be settled for ADSs upon vesting. The Special Restricted Share Units will be subject to the terms, definitions and provisions of the Plan, the restricted share units award agreement to be entered by and between the Employee and the Parent Company, any other applicable shareholder and/or option holder agreements, and any other restrictions and/or limitations generally applicable to the equity of the Parent Company or equity awards held by Company executives or otherwise imposed by law. 3.2.4 Future Equity Grant. Subject to the receipt of any required approvals, commencing in calendar year 2023 and during the Employment Period, the Employee will be 3 eligible to receive discretionary annual equity incentive awards under the Plan or successor equity incentive plan in accordance with policies of the Parent Company. 3.3 Bonuses. 3.3.1 Annual Bonus. Starting from year 2023 and for each calendar year completed during the Employment Period, the Employee shall be eligible to receive an annual bonus with a target equal to 50% of the Base Salary (the “Target Bonus”), the amount of which shall be determined by the Board (or the Compensation Committee thereof) in its sole discretion based on the Employee’s performance and the Company’s performance against written goals established by the Board (or the Compensation Committee thereof). The annual bonus shall be paid by no later than April 15th of the year following the year to which such bonus relates; however, in order to earn or be paid any such bonus, the Employee must be employed through the date that such bonus is paid. 3.3.2 Sign on Bonus. The Employee will be eligible to receive aggregate cash payments of US$600,000 (the “Sign-On Bonus”), with $300,000 payable on the first month following the Effective Date and $300,000 payable on the third month anniversary of the Effective Date of your continuous employment with the Company. The Company will withhold all applicable income taxes on such amount, and will pay the net amount to the employee with the regularly scheduled payroll for such month of payment. In the event that the Employee’s employment is terminated by the Company for Cause (as defined below) within the one (1) year period following the Effective Date, the employee will repay to the Company the full amount of the Sign-On Bonus within thirty (30) days following the date of termination. In the event that the employee resigns from the Company prior to the first anniversary of the Effective Date, the employee will repay to the Company a prorated portion of the Sign-On Bonus based on the number of full and partial months remaining in such one (1) year period as of the date of such termination of employment, with such repayment being within thirty (30) days following the last working day with the Company. 3.4 Participation in Employee Benefit Plans/Paid Time Off. The Employee will be entitled to participate in all employee benefit plans from time to time in effect for similarly situated executive employees of the Company generally, except to the extent such plans are duplicative of benefits otherwise provided to the Employee under this Agreement (e.g., a severance pay plan). The Employee’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as the same may be in effect from time to time, and any other restrictions or limitations imposed by law. The Company reserves the right to amend, modify, cancel or terminate the benefit plans and programs it offers to its employees at any time. In addition, the Employee will accrue fifteen (15) business days of paid vacation per calendar year, which may be carried over to the next calendar year, up to a maximum of twenty (23) days (“Vacation Cap”). Once the Vacation Cap is reached, the Employee will not accrue additional vacation until you have used some vacation to fall below the Vacation Cap. The Employee will also receive paid sick time and holidays in accordance with Company policy. 3.5 Reimbursements. During the Employment Period, the Employee shall be provided by the Company with a corporate credit card to be used solely for business-related expenses subject to all applicable policies and procedures of the Company. Additionally, insofar as the Employee incurs any business-related expenses paid for him personally and not with the corporate card, the Employee will be reimbursed, in accordance with the practice applicable to employees of the Company from time to time, for all reasonable traveling expenses and other disbursements incurred by him for or on behalf of the Company in the performance of his duties hereunder upon presentation by the Employee of appropriate receipts, and otherwise in compliance with the Company’s reimbursement policy in effect from time to time. The Employee’s right to payment or reimbursement for business expenses hereunder shall be subject to the Company’s reimbursement policy in effect from time to time and the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made by the Company as soon as reasonably practicable following the time that the applicable expense is submitted by the Employee to the Company and in no event later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred, and (iii) the right to payment or reimbursement shall not be subject to liquidation or exchange for any other benefit. 3.6 Deductions. Recognizing that the Employee is an employee for all purposes, the Company shall deduct from any compensation payable to the Employee the sums which the Company is required by law to deduct, including, but not limited to, government state withholding taxes, social security taxes and state disability insurance and mandatory provident funds, and the Company shall pay any amounts so deducted to the applicable governmental entities and agents entitled to receive such payments. 4. INVOLUNTARY TERMINATION. 4.1 Disability/Death. If the Employee dies, then the Employee’s employment by the Company hereunder shall automatically terminate on the date of the Employee’s death. If the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of ninety (90) consecutive days or longer, or for any ninety (90) days during any six (6) month period (such condition being herein referred to as “Disability”), the Company, at its option, may terminate the Employee’s employment under this Agreement immediately upon giving him notice to that effect. In the case of a Disability, until the Employee becomes eligible for disability income under the Company’s disability income insurance or until the Company shall have terminated the Employee’s service in accordance with the foregoing, whichever shall first occur, to the extent permitted by the terms of the Company’s plans, the Employee will be entitled to receive from the Company his Base Salary compensation, at the rate and in the manner provided in Section 3.1, notwithstanding any such physical or mental disability. Termination pursuant to this Section 4.1 is hereinafter referred to as an “Involuntary Termination”. 4.2 Substitution. The Board or its designee may designate another employee to act in the Employee’s place during any period of Disability suffered by the Employee during the Employment Period. Notwithstanding any such designation, the Employee shall continue to receive the Base Salary and benefits in accordance with Section 3 of this Agreement until the Employee becomes eligible for disability income under the Company’s disability income insurance (if any) or until the termination of the Employee’s employment, whichever occurs first. 4.3 Disability Income Payments. While receiving disability income payments under the Company’s disability income insurance (the “Disability Payments”), the Employee shall not be entitled to receive any Base Salary from the Company under Section 3.1, but shall continue to participate in all other compensation and benefits in accordance with Sections 3.3, 3.4 and 3.5 until the date of the Employee’s termination of employment. 4.4 Verification of Disability. If any question arises as to whether during any period the Employee is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of the Employee’s duties and responsibilities hereunder, the Employee may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Employee or the Employee’s guardian has no reasonable objection to determine whether the Employee is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question arises and the Employee fails to submit to such medical examination, the Company’s determination of the issue shall be binding on the Employee. 5. TERMINATION FOR CAUSE BY THE COMPANY. The Company may terminate the employment of the Employee hereunder at any time during the Employment Period for “Cause” (such termination being hereinafter referred to as a “Termination for Cause”) by (i) providing notice to the Employee specifying in reasonable detail the condition(s) giving rise to the potential Termination for Cause no later than the thirtieth (30) day following the occurrence of that condition; (ii) providing the Employee a period of thirty (30) days to remedy the condition and so specifying in the notice; and (iii) terminating his employment for cause within thirty (30) days following the expiration of the period to remedy if the Employee fails to remedy the condition. For the purpose of this Section 5, “Cause” means any one of the following grounds, as determined by the Board in its reasonable judgment: (i) the Employee’s use of legal or illegal drugs, including alcohol, which interferes with the performance of the Employee’s obligations and duties to the Company or any of its Affiliates; (ii) the Employee’s commission of a felony, or any crime involving fraud, moral turpitude or misrepresentation or violation of applicable securities laws; (iii) mismanagement by the Employee of the business and affairs of the Company or any Affiliate of the Company which results or could reasonably be expected to result in a material harm to the Company or any of its Affiliates; (iv) the Employee’s material breach of any of the terms of this Agreement, including if the Employee does not travel as required pursuant to Section 2 of this Agreement, or any other agreement between the Employee and the Company or any of its Affiliates; (v) the Employee’s violation of any restrictive covenant set forth in this Agreement, the Compliance Agreement or any other agreement between the Employee and the Company or any of its Affiliates or any material policy of the Company or any of its Affiliates; or (vi) the Employee’s material failure to perform or substantial negligence in the performance of the Employee’s obligations and duties to the Company or any of its Affiliates, or any other conduct by the Employee which is or could reasonably be expected to be materially detrimental to the interests and well-

being of the Company or any of its Affiliates, including, without limitation, harm to its business or reputation. 6. TERMINATION WITHOUT CAUSE BY THE COMPANY. The Company may terminate the employment of the Employee hereunder at any time during the Employment Period without “Cause” (such termination being hereinafter called a “Termination Without Cause”) by giving the Employee notice of such termination. 7. TERMINATION BY THE EMPLOYEE. 7.1 The Employee may terminate his services hereunder at any time and for any reason (such termination being referred to hereinafter as a “Voluntary Termination”). A Voluntary Termination will be deemed to be effective following reasonable notice by the Employee of not less than 30 (30) calendar days, provided that the Company may elect to waive all or any portion of such notice period and accelerate the Employee’s last day of employment. 7.2 The Employee may also terminate his services hereunder at any time for Good Reason (as defined below) by (i) providing notice to the Company specifying in reasonable detail the condition giving rise to the Good Reason no later than the thirtieth (30) day following the occurrence of that condition; (ii) providing the Company a period of thirty (30) days to remedy the condition and so specifying in the notice; and (iii) terminating his employment for Good Reason within thirty (30) days following the expiration of the period to remedy if the Company fails to remedy the condition (such termination being hereinafter referred to as a “Termination for Good Reason”). For purposes of this Agreement, the term “Good Reason” shall mean, without the Employee’s consent, (i) any material diminution of the Employee’s title, duties, or responsibilities hereunder (except in each case in connection with a Termination for Cause or pursuant to Section 4); (ii) a material reduction in Employee’s total compensation (considering Base Salary, Equity Incentives, and Bonuses) if a comparable reduction in total compensation does not also occur for the other members of the Company’s executive leadership team unless such reduction in Employee’s total compensation is based on one or more grounds for Termination for Cause; (iii) the Company’s decision not to attempt to develop its products and future therapies for eventual commercialization in the U.S. market; or (iv) the assignment to the Employee of duties or responsibilities that are materially inconsistent with the Employee’s then-current position, as specified hereunder, except in connection with the Employee’s illness or disability, or a change in the Employee reporting directly to the Company’s Chief Executive Officer. 8. EFFECT OF TERMINATION ON SERVICES. 8.1 Voluntary Termination or a Termination for Cause. 8.1.1 Upon the termination of the Employee’s employment hereunder pursuant to a Voluntary Termination or a Termination for Cause, neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company or any of its Affiliates under this Agreement except to receive the following (in the aggregate, the “Final Compensation”): (i) the unpaid portion of the Base Salary provided for in Section 3.1, computed on a pro rata basis up to (and including) the effective date of such termination;

(ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 3.5, provided that the Employee submits all such expenses and required supporting documentation within sixty (60) days of the effective date of such termination and otherwise in accordance with the Company reimbursement policy in effect from time to time; and (iii) payment at the rate of the Base Salary for any accrued but unused vacation time as of the effective date of such termination. 8.1.2 Final Compensation (other than expense reimbursement, which shall be paid within thirty (30) days after such reimbursement is submitted in accordance with subsection (ii) above) will be paid to the Employee in accordance with applicable law. 8.2 Involuntary Termination. Upon the termination of the Employee’s employment hereunder pursuant to an Involuntary Termination, neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company, or any of its Affiliates under this Agreement except to receive: (i) Final Compensation in accordance with Section 8.1; (ii) Subject to Sections 8.5, 14 and 15, an aggregate amount equal to one (1) month’s Base Salary; and (iii) Subject to Sections 8.5, 14 and 15, and further provided the Employee being eligible for and timely electing COBRA benefits, payment of the Company’s portion of monthly premiums for the continuation of health insurance benefits as in effect for the Employee immediately prior to the effective date of such termination under the law commonly known as COBRA with such COBRA Continuation is payable directly to the insurance carrier (“COBRA Continuation Benefits”) for one (1) month, provided that if the Company determines in its sole discretion that it cannot pay the COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to the Employee a taxable monthly payment payable at the same time that the Base Salary payment is made under subsection (ii) above. 8.3 Termination Without Cause or for Good Reason. 8.3.1 Upon the termination of the Employee’s employment hereunder pursuant to a Termination Without Cause or for Good Reason, neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company or any of its Affiliates under this Agreement except to receive the following (in the aggregate, the “Severance Payments”): (i) Final Compensation in accordance with Section 8.1; (ii) Subject to Sections 8.5, 14 and 15, an aggregate amount equal to the Base Salary for twelve (12) months (the “Severance Period”), payable from the effective date of such termination in accordance with the Company’s normal payroll policies and at the same rate and in the same manner as set forth in Sections 3.1 and 3.4 hereof, plus any additional compensation as may be expressly required under applicable law; (iii) Subject to Sections 8.5, 14 and 15, COBRA Continuation Benefits during the Severance Period, provided that if the Company determines in its sole discretion that it cannot pay the COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to the Employee a taxable monthly payment payable at the same time that the Base Salary payments are made under subsection (ii) above; and (iv) Subject to Sections 8.5, 14 and 15, a payment equal to a pro-rated Target Bonus for the year of such employment termination (determined by multiplying the Target Bonus by a fraction, the numerator of which is the number of days during the fiscal year of termination that the Employee is employed by the Company and the denominator of which is three hundred and sixty-five (365)), payable at the same time bonuses for such year are paid to other senior executives of the Company (the “Pro-rated Bonus”); and (v) Subject to Sections 8.5, 14 and 15, Severance Payments (which do not include the Final Compensation) will be provided in the form of salary continuation, payable in equal installments in accordance with the Company’s normal payroll practices, during the Severance Period, provided that the first such payment will be made on the next regular pay day following the date on which the Release of Claims (as defined below) becomes effective and irrevocable and will be retroactive to effective date of the termination of the Employee’s employment. 8.4 Change in Control Termination. 8.4.1 Upon the termination of the Employee’s employment hereunder pursuant to a Termination Without Cause in connection with or within twelve (12) months following a Change in Control (such termination being referred to in this Agreement as a “Change in Control Termination”), neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company or any Affiliates under this Agreement except to receive the following (in the aggregate, the “ Enhanced Severance Payments”): (i) Final Compensation in accordance with Section 8.1; (ii) Subject to Sections 8.5, 14 and 15, an aggregate amount equal to twelve (12) months’ Base Salary (the “CiC Severance Period”); (iii) Subject to Sections 8.5, 14 and 15, and further subject to the last sentence of Section 8.3.1(iii), COBRA Continuation Benefits during the CiC Severance Period; and (iv) Subject to Sections 8.5, 14 and 15, the Pro-rated Bonus.

8.4.2 Subject to Section 8.5, 14 and 15, Enhanced Severance Payments (which do not include the Final Compensation) will be provided in the form of salary continuation, payable in equal installments in accordance with the Company’s normal payroll practices, during the twelve (12) month period following the Change in Control Termination, provided that the first such payment will be made on the next regular pay day following the date on which the Release of Claims becomes effective and irrevocable and will be retroactive to effective date of the termination of the Employee’s employment. 8.4.3 Notwithstanding anything to the contrary in any agreement between the Employee and the Company, upon a Change in Control Termination, the Employee will be entitled to one hundred percent (100%) accelerated vesting of any then-outstanding unvested stock options, restricted stock or other equity awards granted to the Employee by the Parent Company, subject to Section 8.5, 14 and 15. 8.4.4 For purposes of this Agreement, “Change in Control” means the occurrence of any of the following: (i) any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Parent Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Parent Company, except that any change in the ownership of the stock of the Parent Company as a result of a private financing of the Parent Company that is approved by the Board will not be considered a Change in Control; (ii) a majority of members of the Board is replaced during any twelve- (12-) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any Person acquires (or has acquired during the twelve- (12- ) month period ending on the date of the most recent acquisition by such person or persons) assets from the Parent Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Parent Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Parent Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Parent Company. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to re-domicile the Parent Company in a jurisdiction other than its original jurisdiction of incorporation, (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Parent Company’s securities immediately before such transaction or (iii) the transaction is an equity financing of the Company or Parent Company. 8.4.5 Liquidated Damages. The parties acknowledge and agree that damages which will result to the Employee for a Termination Without Cause or other breach of this Agreement by the Company shall be extremely difficult or impossible to establish or prove, and agree that the Severance Payments and Enhanced Severance Payments (if applicable) shall constitute liquidated damages for any breach of this Agreement by the Company through the date of termination. The Employee agrees that, except for such other payments and benefits to which the Employee may be eligible as expressly provided by the terms of this Agreement or any applicable benefit plan, such liquidated damages shall be in lieu of all other claims that the Employee may make by reason of termination of her/his employment or any such breach of this Agreement and that, as a condition to receiving the Severance Payments and/or Enhanced Severance Payments (as applicable), the Employee will execute the Release of Claims. 8.5 Release. The obligation of the Company to make any payments and benefits (other than Final Compensation) to or on behalf of the Employee under Sections 8.2, 8.3 and 8.4 is conditioned on the Employee signing and not revoking a timely and effective separation agreement containing a general release of claims and other customary terms (including mutual non-disparagement) in a form provided to the Employee by the Company (the “Release of Claims”) and provided that the Release of Claims becomes effective and irrevocable no later than sixty (60) days following the termination date (such deadline, the “Release Deadline”). If the Release of Claims does not become effective by the Release Deadline, the Employee will forfeit any rights to severance or other post-termination benefits (other than Final Compensation) under this Agreement. In no event will the Severance Payments or Enhanced Severance Payments (if applicable) be paid or provided until the Release of Claims becomes effective and irrevocable. 9. POST-EMPLOYMENT COMPLIANCE. The obligation of the Company to make any payments (other than Final Compensation) to or on behalf of the Employee under Section 8.2 (in the case of disability), Section 8.3 or Section 8.4 above, and the Employee’s right to retain the same, is expressly conditioned upon the Employee’s continued performance of the Employee’s obligations under this Agreement, the Compliance Agreement and any other agreement between the Employee and the Company or any of its Affiliates (including any restrictive covenants therein). 10. STANDARDS OF CONDUCT. The Employee will conduct himself in an ethical and professional manner at all times and in accordance with any employee or employment policies or guidelines which the Company may issue from time to time, including the Code of Conduct, and the ethical guidelines of the State bar under which he is licensed and in which he is providing services to the Company. 11. REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE. The Employee represents and warrants to the Company that: (i) the Employee has the proper skill, training and background so as to be able to perform under the terms of this Agreement in a competent and professional manner; (ii) the Employee will not infringe any intellectual property rights including patent, copyright, trademark, trade secret or other proprietary right of any person; (iii) the Employee will not use any trade secrets or confidential information owned by any third party and (iv) the Employee’s signing of this Agreement and the performance of the Employee’s obligations under it will not breach or be in conflict with any other agreement to which the Employee is a party or is bound, and the Employee is not now subject to any covenants against competition or similar covenants or any court order that could affect the performance of the Employee’s obligations under this Agreement. 12. ENFORCEMENT. It is the desire and intent of the parties hereto that the provisions of this Agreement will be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction whose law may be deemed to govern the review and interpretation of this

Agreement, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein. A court having jurisdiction over an action arising out of or seeking enforcement of any restriction contained in this Agreement may modify the terms of such restriction in accordance with this Section 12. 13. COVENANT AGAINST ASSIGNMENT. The Employee may not assign any rights or delegate any of the duties of the Employee under this Agreement. As used in this provision, “assignment” and “delegation” shall mean any sale, gift, pledge, hypothecation, encumbrance, or other transfer of all or any portion of the rights, obligations, or liabilities in or arising from this Agreement to any person or entity, whether by operation of law or otherwise, and regardless of the legal form of the transaction in which the attempted transfer occurs. 14. TIMING OF PAYMENTS AND SECTION 409A. 14.1 Notwithstanding anything to the contrary in this Agreement, if at the time that the Employee’s employment terminates, the Employee is a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six- (6-) month period or, if earlier, upon the Employee’s death; except (i) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A-1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (ii) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section 1.409A-1(a)(5); or (iii) other amounts or benefits that are not subject to the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”). 14.2 For purposes of this Agreement, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i). 14.3 Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. 14.4 In no event shall the Company or any of its Affiliates have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A. 15. LIMITATIONS ON PAYMENTS. Notwithstanding anything in this Agreement or elsewhere to the contrary, in the event that any payment or benefit received or to be received by the Employee under this Agreement or otherwise (collectively, the “Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this Section 15, be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be reduced (but not below zero) to the extent, but only to the extent, needed to ensure that no portion of the Payments constitutes a “parachute payment” within the meaning of Section 280G of the Code; provided, that no reduction in the Payments shall be made by reason of this Section 15 unless, on an after-tax basis taking into account the excise tax imposed by Section 4999 of the Code together with all applicable income taxes, the Payments payable to the Employee would be greater than if such reduction had not been made. Any reduction in the Payments required by the immediately preceding sentence shall be applied, first, against any cash severance payments, then against other payments and benefits to which Q&A 24(c) of Section 1.280G-1 of the Treasury Regulations does not apply, and finally against all remaining payments and benefits. 16. MISCELLANEOUS. 16.1 Notices. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (i) the date of personal delivery, (ii) the date of transmission by facsimile or e-mail, with confirmed transmission and receipt, (iii) two (2) days after deposit with an internationally -recognized courier or overnight service such as Federal Express, DHL, or (iv) five (5) days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature pages hereto. 16.2 Gender; Time. The parties agree that any use of words in any gender in this Agreement shall also refer to the masculine, feminine or neuter gender, as the case may require. Time is of the essence in performance of the rights and obligations under this Agreement. 16.3 Survival. Provisions of this Agreement shall survive any termination of employment if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions. 16.4 Binding Agreement; Benefit. The provisions of this Agreement will be binding upon and will inure to the benefit of the respective heirs, legal representatives and successors of the parties hereto. 16.5 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to its principles or rules of conflict laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. 16.6 Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party. 16.7 Entire Agreement; Amendments. This Agreement, together with the Compliance Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understanding among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto. 16.8 Headings. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

16.9 Severability. Subject to the provisions of Section 12 above, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. 16.10 Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other party hereto, assign or transfer this Agreement or any rights or obligations hereunder, provided, however, that the rights and obligations of the Company hereunder shall be assignable and delegable without the Employee’s consent to any of its Affiliates or in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or shares of the Company or similar transaction involving the Company or a successor corporation. 16.11 Confidentiality. The Employee agrees not to disclose this Agreement or its terms to any person or entity, other than the Employee’s agents, advisors or representatives, except as consented to by the Company in writing or as may be required by law or in connection with a dispute regarding the terms of this agreement between the Employee and the Company. 16.12 Further Assurances. The Employee agrees to execute, acknowledge, seal and deliver such further assurances, documents, applications, agreements and instruments, and to take such further actions, as the Company may reasonably request in order to accomplish the purposes of this Agreement. 16.13 Consultation with Counsel. The Employee acknowledges that he had the right to consult with counsel in the review of this Agreement. 16.14 Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. 16.15 Counterparts. The parties may execute this Agreement in any number of counterparts and, as so delivered, the counterparts shall together constitute one and the same document. The parties agree that each such counterpart is an original and shall be binding upon all of the parties, even though all of the parties are not signatories to the same counterpart. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

15 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. COMPANY: EMPLOYEE: By: /s/ Samantha Du /s/ Rafael Amado Samantha Du Chairperson and CEO Rafael G Amado Date: December 17, 2022 Date December 16, 2022 E-mail: sdu@zailaboratory.com E-Mail: rgamado@comcast.net

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